Exhibit 99.1

AMERICAN APPAREL REPORTS  NOVEMBER 2008 COMPARABLE STORE SALES

▪	November 2008 Comparable Store Sales Increased 6%

LOS ANGELES, December 4, 2008 -- American Apparel, Inc. (NYSE Alternext US: APP) today announced the company’s comparable store sales for the month of November 2008.

American Apparel reported that for the month of November 2008, sales for stores open for more than twelve months increased 6% over the year ago period, on a constant currency basis. For the month of November 2007, comparable store sales increased 42%. There were 153 stores in the sales comparison for November 2008.

American Apparel opened 12 new retail stores during the month of November in the following locations: Metlox in Manhattan Beach, Ventura, Costa Mesa, Victoria Gardens in Rancho Cucamonga, Napa Premium Outlets and Gilroy Premium Outlets, all in California; the Mall of America in Bloomington, Minnesota; Carrefour Laval in Laval, Quebec; the Promenade Shopping Centre in Thornhill, Ontario; Nottingham, England; Rome, Italy; and Mexico City, Mexico. During the month of November, American Apparel also closed one location. American Apparel has opened a total of 67 new retail stores in 2008 through November 30.

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of November 30, 2008, American Apparel employed over 10,000 people and operated more than 240 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement
This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
ICR
Joseph Teklits / Jean Fontana
203-682-8200
or
American Apparel
Adrian Kowalewski, 213-488-0226
Director, Corporate Finance & Development